Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Darrow Associates (201)220-2678

aziegler@darrowir.com www.usecology.com

US ECOLOGY ANNOUNCES SECOND QUARTER 2019 RESULTS; REAFFIRMS 2019 BUSINESS OUTLOOK

SECOND QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenue of $155.8 million, up 14%
•	Base Business growth of 7%; Event Business up 34%
•	Field and Industrial Services revenue growth of 13%
•	Net income of $15.5 million, or $0.70 per diluted share, up 17%
•	Adjusted earnings per diluted share of $0.66, up 8%
•	Pro forma adjusted EBITDA of $37.9 million, up 20%

2019 GUIDANCE RANGE REAFFIRMED:

•	Diluted earnings per share expected to range from $2.09 to $2.41 per share
•	Adjusted EBITDA expected to range from $135 million to $145 million

Boise, Idaho – August 1, 2019 – US Ecology, Inc. (NASDAQ-GS: ECOL) (“the Company”) today reported total revenue of $155.8 million and net income of $15.5 million, or $0.70 per diluted share, for the quarter ended June 30, 2019. Adjusted earnings per diluted share as defined in Exhibit A of this release, was $0.66 per diluted share in the second quarter of 2019, up from $0.61 per diluted share in the second quarter of 2018.

“The momentum in the underlying business produced a stronger than expected quarter across many of our services lines with overall revenue up 14% compared to the second quarter last year,” commented Chairman and Chief Executive Officer, Jeff Feeler. “This performance was achieved despite our Idaho facility operating at less than full capacity and with only a portion of the previously anticipated business interruption insurance recoveries being recognized during the quarter. Base Business for the Environmental Services segment continued to show stronger than anticipated growth; up 7% in the second quarter of 2019 over the same period last year. As expected, our Event Business rebounded from the seasonally soft first quarter of 2019, increasing 34% in the second quarter over the same period last year. Our Field and Industrial Services segment experienced revenue growth of 13% over the second quarter of 2018 driven by a prior year acquisition and organic growth initiatives. Pro Forma adjusted EBITDA, which excludes business development expenses, was up 20% over the second quarter of 2018. Overall, we are very pleased with our performance for the quarter and our outlook for the year continues to improve.”

Total revenue for the second quarter of 2019 was $155.8 million, up 14% from $136.9 million in the same quarter last year and up 9% on an organic basis (excluding the 2018 Dallas/Midland and Winnie acquisitions). Revenue for the Environmental Services (“ES”) segment was up 14% to $112.8 million for the second quarter of 2019 from $99.0 million in the second quarter of 2018. This increase consisted of 16% growth in treatment and disposal (“T&D”) revenue and 9% growth in transportation revenue compared to the second quarter of 2018. Revenue for the Field and Industrial Services (“FIS”) segment was $43.0 million for the second quarter of 2019, up 13% from $38.0 million in the same quarter last year, reflecting our acquisition of the Dallas and Midland, Texas locations in the third quarter of 2018 as well as revenue generated from organic growth initiatives.

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Gross profit for the second quarter of 2019 was $49.6 million, up 20% from $41.4 million in the same quarter last year. Gross profit for the ES segment was $43.1 million in the second quarter of 2019, up from $35.9 million in the same quarter of 2018. ES segment gross profit for the second quarter of 2019 included approximately $2.2 million in business interruption insurance recoveries related to hurricane losses at our Texas facility in 2017 and business interruption insurance recoveries related to the Idaho facility. T&D gross margin for the ES segment was 45% in the second quarter of 2019 compared to 42% in the second quarter of 2018. Gross profit for the FIS segment in the second quarter of 2019 was $6.5 million. This compares to gross profit of $5.5 million in the second quarter of 2018, representing year-over-year improvement of 17%. FIS gross margin for both the second quarter of 2019 and 2018 was 15%.

Selling, general and administrative (“SG&A”) expense for the second quarter of 2019 was $24.0 million compared with $21.2 million in the same quarter last year. The increase was due to $2.5 million in business development expenses primarily associated with the pending merger with NRC Group Holdings Corp (“NRCG”), increased labor and incentive compensation, increased property taxes, and higher intangible asset amortization. Partially offsetting these cost increases were $4.5 million in property insurance recoveries in the second quarter of 2019 related to the Idaho facility accident.

Operating income for the second quarter of 2019 was $25.5 million, up 26% from $20.3 million in the second quarter of 2018.

Net interest expense for the second quarter of 2019 was $3.4 million, up from $2.9 million in the second quarter of 2018. The increase was the result of higher outstanding debt levels in the second quarter of 2019 due to the acquisitions completed in 2018 as well as a higher interest rate on the variable portion of our outstanding debt.

The Company’s consolidated effective income tax rate for the second quarter of 2019 was 29.2% compared with 24.4% in the second quarter of 2018. The increase is primarily the result of business development expenses in the second quarter of 2019 that are not deductible for income tax purposes.

Net income for the second quarter of 2019 was $15.5 million, or $0.70 per diluted share, compared with net income of $13.2 million, or $0.60 per diluted share, in the second quarter of 2018. Adjusted earnings per diluted share was $0.66 per diluted share in the second quarter of 2019 compared with $0.61 per diluted share in the second quarter of 2018.

Adjusted EBITDA for the second quarter of 2019 was $35.4 million, up 12% from $31.7 million in the same quarter last year. Pro Forma adjusted EBITDA, which excludes business development expenses, was $37.9 million in the second quarter of 2019, up nearly 20% from $31.7 million in the second quarter of 2018.

Reconciliations of earnings per diluted share to adjusted earnings per diluted share and net income to adjusted EBITDA and Pro Forma adjusted EBITDA are attached as Exhibit A to this release.

YEAR-TO-DATE RESULTS

Total revenue for the first six months of 2019 was $286.8 million, up 12% from $257.0 million in the first six months of 2018 and up 6% on an organic basis (excluding the 2018 Dallas/Midland and Winnie acquisitions). Revenue for the ES segment was $205.2 million for the first six months of 2019, up from $185.4 million in the same period of 2018. This consisted of a 12% increase in T&D revenue and an 8% increase in transportation revenue compared to the first six months of 2018. Revenue for the FIS segment was $81.7 million for the first six months of 2019, up 14% from $71.5 million in the same period of 2018, reflecting our acquisition of the Dallas and Midland, Texas locations in the third quarter of 2018 as well as stronger overall market conditions.

Gross profit for the first six months of 2019 was $84.8 million, up 10% from $77.1 million in the same period last year. Gross profit for the ES segment was $74.6 million in the first six months of 2019, up from $68.4 million in the first six months of 2018. ES segment gross profit for the first six months of 2019 included approximately $2.2 million in business interruption insurance recoveries related to hurricane losses at our Texas facility in 2017 and business interruption insurance recoveries related to the Idaho facility. T&D gross margin for the ES segment was 42% for the first six months of 2019 compared to 41% for the prior year period. Gross profit for the FIS segment in the first six months of 2019 was $10.2 million, up nearly 16% from $8.8 million in the first six months of 2018. Gross margin for the FIS segment was 12% in both the first six months of 2019 and 2018.

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SG&A expense for the first six months of 2019 was $44.4 million compared with $43.4 million in the same period last year. The increase in SG&A expense was primarily due to $2.7 million of business development expenses associated primarily with the pending merger with NRCG, increased labor and incentive compensation, increased property taxes, and higher intangible asset amortization. Partially offsetting these cost increases were $9.2 million in property insurance recoveries recognized in the first six months of 2019 related to the Idaho facility accident.

Operating income for the first six months of 2019 was $40.5 million, up 20% from $33.7 million in the first six months of 2018.

Net interest expense for the first six months of 2019 was $7.2 million, up from $5.7 million in the first six months of 2018. The increase was the result of higher outstanding debt levels in the first six months of 2019 due to the acquisitions completed in 2018, as well as a higher interest rate on the variable portion of our outstanding debt.

The Company’s consolidated effective income tax rate for the first six months of 2019 was 28.6%, up from 25.7% for the first six months of 2018. This increase is primarily due to business development expenses in the first six months of 2019 that are not deductible for income tax purposes.

Net income for the first six months of 2019 was $23.5 million, or $1.06 per diluted share, compared to $22.5 million, or $1.02 per diluted share, in the first six months of 2018. Adjusted earnings per share was $0.88 per diluted share in the first six months of 2019 compared to $0.96 per diluted share for the first six months of 2018. Adjusted EBITDA for the first six months of 2019 was $59.0 million, up 5% from $56.2 million in the same period last year. Pro Forma adjusted EBITDA, which excludes business development expenses, was up 10% to $61.7 million in the first six months of 2019 compared with $56.2 million in the first six months of 2018.

Reconciliations of earnings per diluted share to adjusted earnings per diluted share and net income to adjusted EBITDA are attached as Exhibit A to this release.

2019 OUTLOOK

“The momentum that we saw building throughout the second quarter produced results that exceeded our expectations,” added Feeler. “Base Business continues to generate healthy revenue growth while our Event Business and related pipeline remains very strong, supporting our belief that we will see continued strength in the second half of 2019. Our Field and Industrial Services segment continues to benefit from an August 2018 acquisition, while our transportation and logistics, and industrial services business lines are generating strong growth, offsetting softness in our total waste management and remediation business lines as well as operating losses from newly opened service centers. We anticipate recognizing additional business interruption insurance recoveries of approximately $2.5 million to $3.5 million in the third quarter of 2019 with lesser amounts expected in the fourth quarter. The strong business momentum and current market conditions support our previously issued guidance range with Pro Forma adjusted EBITDA expected to range from $135 million to $145 million and adjusted earnings per share expected to range from $2.09 to $2.41 for the full year 2019.”

The Company also reaffirms its previously issued revenue guidance of $583 million to $627 million. Our ES segment revenue is expected to range between $408 million and $438 million and our FIS segment revenue is expected to range between $175 million and $189 million.

The Company’s guidance excludes property and equipment impairment charges, property insurance recoveries, business development expenses and foreign currency gains and losses. Current guidance also does not contemplate the pending merger with NRCG that was announced on June 24, 2019.

The following table reconciles our projected net income to our adjusted EBITDA guidance range:

	For the Year Ending December 31, 2019
(in thousands)	Low	High

Net Income	$50,500	$57,600
Income tax expense	20,614	23,214
Interest expense, net	15,500	15,500
Foreign currency loss	523	523
Other income	(360)	(360)
Property and equipment impairment charges	25	25
Depreciation and amortization of plant and equipment	35,780	36,080
Amortization of intangible assets	12,115	12,115
Accretion and non-cash adjustments of closure & post-closure obligations	4,516	4,516
Stock-based compensation	4,940	4,940
Property insurance recoveries	(9,153)	(9,153)
Adjusted EBITDA	$135,000	$145,000

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The following table reconciles our projected diluted earnings per share to our projected adjusted diluted earnings per share range:

	For the Year Ending December 31, 2019
	Low	High

Earnings per diluted share	$2.27	$2.59

Adjustments:
Less: Property insurance recoveries	(0.29)	(0.29)
Plus: Business development expenses	0.09	0.09
Foreign currency loss	0.02	0.02

As Adjusted	$2.09	$2.41

DIVIDEND

On July 1, 2019, the Company declared a quarterly dividend of $0.18 per common share for stockholders of record on July 19, 2019. The $4.0 million dividend was paid on July 26, 2019.

CONFERENCE CALL

US Ecology, Inc. will hold an investor conference call on Friday, August 2, 2019 at 10:00 a.m. Eastern Daylight Time (8:00 a.m. Mountain Daylight Time) to discuss these results and its current financial position and business outlook. Questions will be invited after management’s presentation. Interested parties can access the conference call by dialing 800-458-4148 or 786-789-4772. The conference call will also be broadcast live on our website at www.usecology.com. An audio replay will be available through August 9, 2019 by calling 888-203-1112 or 719-457-0820 and using the passcode 4752068. The replay will also be accessible on our website at www.usecology.com.

ABOUT US ECOLOGY, INC.

US Ecology, Inc. is a leading North American provider of environmental services to commercial and government entities. The company addresses the complex waste management needs of its customers, offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, as well as a wide range of complementary field and industrial services. US Ecology’s focus on safety, environmental compliance, and best—in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952 and has operations in the United States, Canada and Mexico. For more information, visit www.usecology.com.

ABOUT NRC GROUP HOLDINGS CORP.

NRC Group Holdings Corp. is a global provider of a wide range of environmental, compliance and waste management services. NRCG’s broad range of capabilities and global reach enable it to meet the critical, and often non-discretionary, needs of more than 5,000 customers across diverse end markets to ensure compliance with environmental, health and safety laws and regulations around the world. NRC Group, a wholly owned subsidiary of NRCG, was established in June 2018 through the combination of two businesses, National Response Corporation and Sprint Energy Services, both previously operating separately under the ownership of investment affiliates of J.F. Lehman & Company. For more information, please visit ir.nrcg.com. No portion of the website referenced in this paragraph is incorporated by reference into or otherwise deemed to be a part of this news release.

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FORWARD LOOKING STATEMENTS

Statements in this communication that are not historical facts are forward-looking statements that reflect US Ecology’s and NRCG’s respective management’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to, among other things, the anticipated closing of the proposed transaction, the satisfaction of closing conditions to the transaction, the expected benefits of the proposed merger, including estimated synergies, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of the combined companies, the ownership structure of the combined company and the refinancing of NRCG’s existing indebtedness. All statements other than historical facts may be forward-looking statements; words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of US Ecology or NRCG. Factors that could cause US Ecology’s or NRCG’s actual results to differ materially from those implied in the forward-looking statements include: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities or the stockholders of NRCG or US Ecology are not obtained; (2) the occurrence of any event, change or other circumstances that either could give rise to the right of one or both of NRCG or US Ecology to terminate the Merger Agreement, (3) litigation relating to the transaction; (4) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (5) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (6) unexpected costs, charges or expenses resulting from the transaction (7) the ability of NRCG and US Ecology to retain and hire key personnel; (8) competitive responses to the proposed transaction and the impact of competitive services; (9) certain restrictions during the pendency of the mergers that may impact NRCG’s or US Ecology’s ability to pursue certain business opportunities or strategic transaction; (10) the terms and availability of the indebtedness planned to be incurred in connection with the transaction to refinance NRCG’s existing indebtedness; (11) potential adverse changes to business relationships resulting from the announcement or completion of the transaction; (12) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (13) legislative, regulatory and economic developments, including changing business conditions in the industries in which NRCG and US Ecology operate. These risks, as well as other risks associated with the proposed transaction, are more fully described in the preliminary joint proxy statement/prospectus, dated July 31, 2019, that was filed with the Securities and Exchange Commission (“SEC”) by US Ecology Parent, Inc., in connection with the proposed transaction. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. Neither US Ecology nor NRCG undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance of US Ecology, NRCG or the combined company, whether following the implementation of the proposed transaction or otherwise.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to US Ecology’s and NRCG’s overall business, including those more fully described in US Ecology’s and NRCG’s filings with the SEC.

NO OFFER OR SOLICITATION

This communication relates to a proposed business combination between US Ecology and NRCG. The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, US Ecology Parent, Inc., filed with the SEC a Registration Statement on Form S-4, dated July 31, 2019, that includes a preliminary Joint Proxy Statement of US Ecology and NRCG and a Prospectus of US Ecology Parent, Inc., as well as other relevant documents regarding the proposed transaction. The information in the preliminary Joint Proxy Statement/Prospectus is not complete and may be changed. US Ecology Parent, Inc., may not sell securities referenced in the preliminary Joint Proxy Statement/Prospectus until the Registration Statement on Form S-4 filed with the SEC becomes effective. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, REGARDING THE MERGERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of US Ecology and NRCG. A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about US Ecology and NRCG, may be obtained at the SEC’s website, www.sec.gov. You will also be able to obtain these documents, free of charge, by accessing US Ecology’s website at https://investors.usecology.com/ or by accessing NRCG’s website at ir.nrcg.com.

PARTICIPANTS IN THE SOLICITATION RELATING TO THE MERGERS

US Ecology and NRCG and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from US Ecology stockholders and NRCG stockholders in respect of the proposed transaction. Information regarding US Ecology’s directors and executive officers is contained in US Ecology’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated April 11, 2019, which are filed with the SEC. Information regarding NRCG’s directors and executive officers is contained in NRCG’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Proxy Statement on Schedule 14A, dated April 17, 2019, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.  Free copies of these documents may be obtained as described in the preceding paragraph.

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US ECOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Environmental Services	$112,844	$98,960	$205,177	$185,431
Field & Industrial Services	42,958	37,952	81,662	71,540

Total	155,802	136,912	286,839	256,971

Gross profit
Environmental Services	43,081	35,899	74,637	68,351
Field & Industrial Services	6,502	5,549	10,187	8,768

Total	49,583	41,448	84,824	77,119

Selling, general & administrative expenses
Environmental Services	2,010	4,825	3,415	11,201
Field & Industrial Services	3,739	2,454	7,123	4,711
Corporate	18,300	13,877	33,816	27,476

Total	24,049	21,156	44,354	43,388

Operating income	25,534	20,292	40,470	33,731

Other income (expense):
Interest income	202	39	409	63
Interest expense	(3,588)	(2,907)	(7,618)	(5,716)
Foreign currency loss	(384)	(139)	(523)	(153)
Other	122	193	232	2,316

Total other expense	(3,648)	(2,814)	(7,500)	(3,490)

Income before income taxes	21,886	17,478	32,970	30,241
Income tax expense	6,395	4,258	9,436	7,778

Net income	$15,491	$13,220	$23,534	$22,463

Earnings per share:
Basic	$0.70	$0.60	$1.07	$1.03
Diluted	$0.70	$0.60	$1.06	$1.02

Shares used in earnings
per share calculation:
Basic	22,006	21,867	21,997	21,835
Diluted	22,208	22,024	22,203	21,991

Dividends paid per share	$0.18	$0.18	$0.36	$0.36

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US ECOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2019	December 31, 2018
Assets

Current Assets:
Cash and cash equivalents	$17,690	$31,969
Receivables, net	150,037	144,690
Prepaid expenses and other current assets	11,938	10,938
Income tax receivable	6,661	7,071
Total current assets	186,326	194,668

Property and equipment, net	265,620	258,443
Operating lease assets	17,575	–
Restricted cash and investments	5,021	4,941
Intangible assets, net	274,866	279,666
Goodwill	210,466	207,177
Other assets	1,542	3,003
Total assets	$961,416	$947,898

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$21,733	$17,754
Deferred revenue	12,985	10,451
Accrued liabilities	32,895	35,524
Accrued salaries and benefits	14,790	16,732
Income tax payable	–	505
Current portion of closure and post-closure obligations	2,231	2,266
Current portion of operating lease liabilities	4,932	–
Total current liabilities	89,566	83,232

Long-term debt	334,000	364,000
Long-term closure and post-closure obligations	77,688	76,097
Long-term operating lease liabilities	12,553	–
Other long-term liabilities	4,132	2,146
Deferred income taxes, net	66,718	63,206
Total liabilities	584,657	588,681

Commitments and contingencies

Stockholders’ Equity

Common stock	221	220
Additional paid-in capital	184,747	183,834
Retained earnings	204,916	189,324
Treasury stock	(835)	(370)
Accumulated other comprehensive loss	(12,290)	(13,791)
Total stockholders’ equity	376,759	359,217
Total liabilities and stockholders’ equity	$961,416	$947,898

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US ECOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$23,534	$22,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	17,254	13,649
Amortization of intangible assets	5,674	4,598
Accretion of closure and post-closure obligations	2,258	2,155
Property and equipment impairment charges	25	–
Unrealized foreign currency (gain) loss	(502)	1,222
Deferred income taxes	3,690	27
Share-based compensation expense	2,467	2,079
Unrecognized tax benefits	131	–
Net (gain) loss on disposition of assets	(142)	11
Gain on insurance proceeds from damaged property and equipment	(9,153)	–
Amortization of debt issuance costs	409	405
Changes in assets and liabilities:
Receivables	(5,346)	(2,087)
Income tax receivable	452	(2,851)
Other assets	(1,384)	88
Accounts payable and accrued liabilities	404	10,286
Deferred revenue	2,418	1,770
Accrued salaries and benefits	(2,025)	(2,317)
Income tax payable	(515)	(2,905)
Closure and post-closure obligations	(775)	(583)
Net cash provided by operating activities	38,874	48,010

Cash Flows From Investing Activities:
Purchases of property and equipment	(24,657)	(14,960)
Insurance proceeds from damaged property and equipment	9,500	–
Proceeds from sale of property and equipment	512	141
Purchases of restricted investments	(400)	(498)
Proceeds from sale of restricted investments	354	431
Net cash used in investing activities	(14,691)	(14,886)

Cash Flows From Financing Activities:
Payments on long-term debt	(30,000)	–
Payments on short-term borrowings	(14,384)	–
Proceeds from short-term borrowings	14,384	–
Dividends paid	(7,942)	(7,884)
Payment of equipment financing obligations	(408)	(217)
Proceeds from exercise of stock options	–	1,471
Other	(914)	(312)
Net cash used in financing activities	(39,264)	(6,942)

Effect of foreign exchange rate changes on cash	836	(902)

(Decrease) increase in Cash and cash equivalents and restricted cash	(14,245)	25,280

Cash and cash equivalents and restricted cash at beginning of period	32,753	28,799

Cash and cash equivalents and restricted cash at end of period	$18,508	$54,079

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EXHIBIT A

Non-GAAP Results and Reconciliation

US Ecology reports adjusted EBITDA, Pro Forma adjusted EBITDA and adjusted earnings per diluted share results, which are non-GAAP financial measures, as a complement to results provided in accordance with generally accepted accounting principles in the United States (GAAP) and believes that such information provides analysts, stockholders, and other users information to better understand the Company’s operating performance. Because adjusted EBITDA, Pro Forma adjusted EBITDA and adjusted earnings per diluted share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations they may not be comparable to similar measures used by other companies. Items excluded from adjusted EBITDA, Pro Forma adjusted EBITDA and adjusted earnings per diluted share are significant components in understanding and assessing financial performance.

Adjusted EBITDA, Pro Forma adjusted EBITDA and adjusted earnings per diluted share should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Adjusted EBITDA, Pro Forma adjusted EBITDA and adjusted earnings per diluted share have limitations as analytical tools and should not be considered in isolation or a substitute for analyzing our results as reported under GAAP. Some of the limitations are:

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect cash requirements for such replacements; and
•	Pro Forma adjusted EBITDA does not reflect our business development expenses, which may vary significantly quarter to quarter.

Adjusted EBITDA

The Company defines adjusted EBITDA as net income before interest expense, interest income, income tax expense/benefit, depreciation, amortization, share-based compensation, accretion of closure and post-closure liabilities, foreign currency gain/loss, property insurance recoveries, non-cash property and equipment impairment charges and other income/expense, which are not considered part of usual business operations.

Pro Forma adjusted EBITDA

The Company defines Pro Forma adjusted EBITDA as adjusted EBITDA (see definition above) plus business development expenses incurred during the period. We believe Pro Forma adjusted EBITDA is helpful in understanding our business and how it relates to our 2019 guidance which does not include business development expenses.

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The following reconciliation itemizes the differences between reported net income and adjusted EBITDA and Pro Forma adjusted EBITDA for the three and six months ended June 30, 2019 and 2018:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net Income	$15,491	$13,220	$23,534	$22,463
Income tax expense	6,395	4,258	9,436	7,778
Interest expense	3,588	2,907	7,618	5,716
Interest income	(202)	(39)	(409)	(63)
Foreign currency loss	384	139	523	153
Other income	(122)	(193)	(232)	(2,316)
Property and equipment impairment charges	–	–	25	–
Depreciation and amortization of plant and equipment	9,129	7,044	17,254	13,649
Amortization of intangible assets	2,863	2,296	5,674	4,598
Share-based compensation	1,245	1,011	2,467	2,079
Accretion and non-cash adjustments of closure & post-closure obligations	1,133	1,081	2,258	2,155
Property insurance recoveries	(4,500)	–	(9,153)	–
Adjusted EBITDA	$35,404	$31,724	$58,995	$56,212

Business development expenses	2,530	18	2,671	29
Pro Forma adjusted EBITDA	$37,934	$31,742	$61,666	$56,241

Adjusted Earnings Per Diluted Share

The Company defines adjusted earnings per diluted share as net income adjusted for the after-tax impact of property insurance recoveries, non-cash property and equipment impairment charges, the after-tax impact of business development expenses, the after-tax impact of the gain on the issuance of a property easement, and foreign currency gains or losses, divided by the number of diluted shares used in the earnings per share calculation.

Property and equipment impairment charges excluded from the earnings per diluted share calculation are related to the Company’s write-off of the net book value of damaged or destroyed property and equipment as a result of the accident at our Grand View, Idaho facility in November of 2019 while property insurance recoveries relate to payments received for the insured value of the damaged or destroyed property and equipment as a result of the accident. The easement gain relates to the issuance of an easement on a small portion of owned land at an operating facility which should not hinder our future use. Business development expenses relate to costs incurred to evaluate businesses for potential acquisition or costs related to closing and integrating successfully acquired businesses. The foreign currency gains or losses excluded from the earnings per diluted share calculation are partially related to unrealized gains or losses primarily associated with intercompany loans between our Canadian subsidiaries and the U.S. parent which have been established as part of our tax and treasury management strategy. These intercompany loans are payable in Canadian dollars (“CAD”) requiring us to revalue the outstanding loan balance through our consolidated income statement based on the CAD/United States currency movements from period to period. Foreign currency gains or losses also include realized gains and losses associated with the settlement of transactions denominated in a foreign currency.

We believe excluding the non-cash property and equipment impairment charges, the property insurance recoveries, the gain on issuance of a property easement, the after-tax impact of business development expenses, and foreign currency gains or losses provides meaningful information to investors regarding the operational and financial performance of the Company.

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The following reconciliation itemizes the differences between reported net income and earnings per diluted share to adjusted net income and adjusted earnings per diluted share for the three and six months ended June 30, 2019 and 2018:

(in thousands, except per share data)	Three Months Ended June 30,
	2019				2018
	Income before income taxes	Income tax expense	Net income	per share	Income before income taxes	Income tax expense	Net income	per share
As Reported	$21,886	$(6,395)	$15,491	$0.70	$17,478	$(4,258)	$13,220	$0.60

Adjustments:
Less: Property insurance recoveries	(4,500)	1,315	(3,185)	(0.14)	–	–	–	–
Plus: Business development expenses	2,530	(399)	2,131	0.09	18	(4)	14	–
Foreign currency loss(1)	384	(112)	272	0.01	139	(34)	105	0.01

As Adjusted	$20,300	$(5,591)	$14,709	$0.66	$17,635	$(4,296)	$13,339	$0.61

Shares used in earnings per diluted share calculation			22,208				22,024

(in thousands, except per share data)	Six Months Ended June 30,
	2019				2018
	Income before income taxes	Income tax expense	Net income	per share	Income before income taxes	Income tax expense	Net income	per share
As Reported	$32,970	$(9,436)	$23,534	$1.06	$30,241	$(7,778)	$22,463	$1.02

Adjustments:
Less: Property insurance recoveries	(9,153)	2,620	(6,533)	(0.29)	–	–	–	–
Less: TX land easement gain	–	–	–	–	(1,990)	512	(1,478)	(0.07)
Plus: Property and equipment impairment charges	25	–	25	–	–	–	–	–
Plus: Business development costs	2,671	(422)	2,249	0.09	29	(7)	22	–
Foreign currency loss(1)	523	(150)	373	0.02	153	(39)	114	0.01

As Adjusted	$27,036	$(7,388)	$19,648	$0.88	$28,433	$(7,312)	$21,121	$0.96

Shares used in earnings per diluted share calculation			22,203				21,991

(1) In the first quarter of 2019, the Company conformed the amount of the foreign currency gains or losses included in the calculation of adjusted earnings per diluted share with the amount of the foreign currency gains or losses included in the calculation of adjusted EBITDA and Pro forma adjusted EBITDA. In previous quarters only non-cash translation gains or losses were included in the calculation of adjusted earnings per diluted share while total foreign currency gains or losses were included in the calculation of adjusted EBITDA and Pro forma adjusted EBITDA. The calculation of adjusted earnings per diluted share for the second quarter of 2019 has been updated to include total foreign currency losses resulting in a $0.01 reduction of adjusted earnings per share from what was previously reported in our earnings release for the six months ended June 30, 2018.

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